Exhibit 99.s

EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Calamos Convertible and High Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, no par value	457(o)(1)	--	--	$100,000,000.00	.0000927	$9,270.00
Fees to Be Paid	Equity	Preferred shares, no par value	456(b) and 457(r)(2)	--	--	--	--	--
Fees to Be Paid	Debt	Debt securities	456(b) and 457(r)(2)	--	--	--	--	--
Fees Previously Paid	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	Equity	Common shares, no par value per share	Rule 415(a)(6)	(3)	(3)	$100,000,000.00	0.0001212	$12,120.00	N-2	333-229038	March 1, 2019	--
Carry Forward Securities	Equity	Common shares, no par value per share	Rule 415(a)(6)	(3)	(3)	$100,000,000.00	0.0001162	$11,620.00	N-2	333-205640	April 4, 2016
Carry Forward Securities	Equity	Preferred shares, no par value	456(b) and 457(r)(2)	--	--	--	--	--	N-2	333-229038	March 1, 2019
Carry Forward Securities	Equity	Preferred shares, no par value	456(b) and 457(r)(2)	--	--	--	--	--	N-2	333-205640	April 4, 2016
Carry Forward Securities	Debt	Debt securities	456(b) and 457(r)(2)	--	--	--	--	--	N-2	333-229038	March 1, 2019
Carry Forward Securities	Debt	Debt securities	456(b) and 457(r)(2)	--	--	--	--	--	N-2	333-205640	April 4, 2016
	Total Offering Amounts					$100,000,000.00		$9,270.00
	Total Fees Previously Paid							--
	Total Fee Offsets							$10,690.62
	Net Fee Due							$0.00

(1) An indeterminate number of common shares is being registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

(2) In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Any registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(3) An indeterminate number of common shares was registered as may from time to time be offered, on an immediate, continuous or delayed basis, at indeterminate prices.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Calamos Convertible and High Income Fund	N-2	333-229038		March 1, 2019	$9,270.00(1)	Equity	Common shares, no par value		$94,167,788.24
Fee Offset Sources	Calamos Convertible and High Income Fund	N-2	333-229038	December 27, 2018							$10,690.62
Fee Offset Claims	Calamos Convertible and High Income Fund	N-2	333-205640		March 11, 2016	$9,270.00(1)	Equity	Common shares, no par value		$98,085,010.00
Fee Offset Sources	Calamos Convertible and High Income Fund	N-2	333-205640	July 13, 2015							$10,690.62

(1) The Registrant has terminated or completed any offering that included the unsold securities under the prior registration statement.